As filed with the Securities and Exchange Commission on January 29, 2016

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________
CHIMERA INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	26-0630461
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

520 Madison Ave, 32nd Floor
New York, New York 10022
(212) 626-2300
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
______________

Mathew Lambiase
Chief Executive Officer and President
Chimera Investment Corporation
520 Madison Ave, 32nd Floor
New York, New York 10022
(212) 626-2300
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
______________

Copies to:

Phillip J. Kardis, II, Esq.	Robert K. Smith, Esq.
Chimera Investment Corporation	K&L Gates LLP
520 Madison Ave, 32nd Floor	1601 K Street, N.W.
New York, New York 10022	Washington, DC 20006
(212) 626-2300	(202) 778-9376

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the Registrant shall determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Preferred Stock, Warrants, Debt Securities(1)	(2)(3)	(4)

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(2)	Omitted pursuant to Form S-3 General Instruction II.E.

(3)	An unspecified number or amount of the securities of each identified class of securities is being registered as may be issued from time to time at indeterminate prices. There is also being registered hereunder an indeterminate number of securities as may be issuable upon conversion of or exchange for, as the case may be, any other securities registered hereby. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(4)	In reliance on and in accordance with Rule 456(b) and 457(r), the registrant is deferring payment of the registration fee.

PROSPECTUS

Common Stock, Preferred Stock, Warrants, and Debt Securities

By this prospectus, we may offer, from time to time:

■	shares of our common stock;
■	shares of our preferred stock;
■	warrants to purchase shares of our common stock, shares of our preferred stock or debt securities; and
■	debt securities, which may consist of debentures, notes, or other types of debt.

The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. We will provide specific terms of each issuance of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you decide to invest.

This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

The New York Stock Exchange lists our common stock under the symbol “CIM.”

To assist us in qualifying as a real estate investment trust, or REIT, for U.S. federal income tax purposes, no person may own more than 9.8% of the outstanding shares of any class of our common stock or our preferred stock, unless our Board of Directors waives this limitation.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 5 of this prospectus.

We may sell these securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (or the SEC or Commission) using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in or set forth in this prospectus or the applicable prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, and certain statements contained in our future filings with the SEC, in our press releases or in our other public or shareholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (or the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act). Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” “estimate,” “plan,” or similar terms, variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

●	our business and investment strategy;
●	our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements;
●	our expectations regarding materiality or significance;
●	additional information that may arise from the preparation of our financial statements;
●	general volatility of the securities markets in which we invest;
●	the impact of and changes to various government programs;
●	our expected investments;
●	changes in the value of our investments;
●	interest rate mismatches between our investments and our borrowings used to finance such purchases;
●	changes in interest rates and mortgage prepayment rates;
●	effects of interest rate caps on our adjustable-rate investments;
●	rates of default, delinquencies or decreased recovery rates on our investments;
●	prepayments of the mortgage and other loans underlying our mortgage-backed securities or other asset-backed securities, or ABS;
●	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

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●	impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters;
●	availability of investment opportunities in real estate-related and other securities;
●	availability of qualified personnel;
●	estimates relating to our ability to make distributions to our stockholders in the future;
●	our understanding of our competition;
●	market trends in our industry, interest rates, the debt securities markets or the general economy;
●	our transition from an externally-managed real estate investment trust, or REIT, to an internally-managed REIT (see below under “The Internalization”);
●	our ability to maintain our classification as a real estate investment trust, or REIT, for U.S. federal income tax purposes;
●	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act;
●	use of proceeds of this offering;
●	the effectiveness of our disclosure controls and procedures;
●	material weaknesses in our internal control over financial reporting; and
●	inadequacy of or weakness in our internal control over financial reporting of which we are not currently aware or which have not been detected.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described under the caption “About Chimera Investment Corporation” in this prospectus and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in the prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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ABOUT CHIMERA INVESTMENT CORPORATION

General

We are a publicly traded real estate investment trust, or REIT, that commenced operations on November 21, 2007. We invest, either directly or indirectly through our subsidiaries, in residential mortgage-backed securities, or RMBS, residential mortgage loans, Agency commercial mortgage-backed securities, or Agency CMBS, commercial mortgage loans, real estate-related securities and various other asset classes. We have elected and believe that we are organized and have operated in a manner that enables us to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. If we qualify for taxation as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that is distributed to our stockholders. To ensure we qualify as a REIT, no person may own more than 9.8% of the outstanding shares of any class of our common stock, unless our Board of Directors waives this limitation.

The Internalization

On August 5, 2015, we entered into agreements to internalize the Company’s management, or the Internalization. Before the Internalization, we were managed by Fixed Income Discount Advisory Company, or FIDAC, an investment advisor registered with the Securities and Exchange Commission, or SEC, and a wholly-owned subsidiary of Annaly Capital Management Inc., or Annaly. Pursuant to a transition services agreement that we entered into with FIDAC on August 5, 2015, or the Transition Services Agreement, we terminated the management agreement with FIDAC, or the Management Agreement, and the Administrative Services Agreement, with RCap Securities, Inc., or RCap, a sister company of FIDAC, in each case without the payment of any termination fee, and we hired a number of employees formerly employed by FIDAC or its affiliates. In addition, we entered into a share repurchase agreement with Annaly, pursuant to which, we agreed to purchase all 8,996,553 shares of our common stock owned by Annaly. We are no longer an affiliate of Annaly.

For more information regarding the Internalization, including information related to arrangements with our management team and the appointment of certain new members of management, please refer to our Current Report on Form 8-K filed on August 5, 2015.

Our Investment Strategy

We commenced operations in November 2007 and focus our investment activities primarily on acquiring Non-Agency and Agency MBS and on purchasing residential mortgage loans that have been originated by select originators, including the retail lending operations of leading commercial banks.

We make investment decisions based on various factors, including expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost of financing and financing availability, as well as maintaining our REIT qualification and our exemption from registration under the 1940 Act.

We have engaged in transactions with residential mortgage lending operations of leading commercial banks and other originators in which we identified and re-underwrote residential mortgage loans owned by such entities, and purchased and securitized such residential mortgage loans. In the past, we have also acquired formerly AAA-rated Non-Agency RMBS and immediately re-securitized those securities. We sold the resulting AAA-rated super senior RMBS and retained the rated or unrated mezzanine RMBS.

We use leverage to seek to increase potential returns and to finance the acquisition of our assets. We are not required to maintain any specific debt-to-equity ratio as we believe the appropriate leverage for the particular assets we are financing depends on the credit quality and risk of those assets. Subject to maintaining our REIT qualification, we may use a number of sources to finance our investments, including repurchase agreements, warehouse facilities, securitization and resecuritizations of real estate mortgage investment conduits. We may manage our debt and interest rate risk by utilizing interest rate hedges, such as interest rate swaps, caps, options and futures to reduce the effect of interest rate fluctuations related to our financing sources.

Our investment strategy is intended to take advantage of opportunities in the current interest rate and credit environment. We expect to adjust our strategy to changing market conditions by shifting our asset allocations across these various asset classes as interest rate and credit cycles change over time. We believe that our strategy will enable us to pay dividends and achieve capital appreciation throughout changing market cycles. We expect to take a long-term view of assets and liabilities, and our reported earnings and estimates of the fair value of our investments at the end of a financial reporting period will not significantly impact our objective of providing attractive risk-adjusted returns to our stockholders over the long-term.

Our Assets

At September 30, 2015, our portfolio consisted of an Agency MBS component and a residential mortgage credit component. The Agency MBS component consisted of Agency RMBS, Agency CMBS and Agency IOs. Our residential mortgage credit component consisted of Non-Agency RMBS and securitized residential mortgage loans. Our investment guidelines permit us to acquire a broad range of assets including Non-Agency CMBS, CDOs, consumer and non-consumer ABS, and commercial mortgage loans.

Agency MBS

Agency RMBS

Agency RMBS are securities created through the securitization of residential mortgage loans, where such securities are issued or guaranteed by a U.S. Government agency, such as Ginnie Mae, or by a GSE, such as Fannie Mae or Freddie Mac. Agency RMBS generally offer more stable cash flows and historically have been subject to lower credit risk and greater price stability than the other types of residential mortgage investments we intend to target. The Agency RMBS that we may acquire could be secured by fixed-rate mortgages, adjustable-rate mortgages or hybrid adjustable-rate mortgages. At September 30, 2015, based on the amortized cost balance of our interest earning assets, approximately 36% of our investment portfolio was Agency RMBS, down from approximately 51% at December 31, 2014.

Agency CMBS

Agency CMBS are securities created through the securitization of commercial mortgage loans, where such securities are issued or guaranteed by a U.S. Government agency, such as Ginnie Mae, or by a GSE, such as Fannie Mae or Freddie Mac. The commercial mortgage loans backing our Agency CMBS are typically secured by multifamily housing, hospitals, nursing homes and assisted living facilities. We typically commit funds to FHA/Ginnie Mae approved projects, and construction draw schedules are typically 12 to 24 months. We lock a fixed coupon and spread on the commitment date. As draws are funded, we receive Ginnie Mae construction bonds (CLCs), and when all draws are funded, Ginnie Mae issues us a permanent loan bond (PLC). We believe that these Agency CMBS offer comparable returns to our Agency RMBS with prepayment protection based on lock out and prepayment penalties. At September 30, 2015, approximately 6% of our Agency MBS portfolio was Agency CMBS, up from 0% at December 31, 2014. At September 30, 2015, our Agency CMBS portfolio had an aggregate face value of approximately $853 million, with about $150 million having been funded and the balance to be funded as the projects are completed.

Agency IO

Agency IOs are securities created through the securitization of residential (or commercial) mortgage loans, but only entitle the holder to interest payments. The yield to maturity of interest only Agency MBS is extremely sensitive to the rate of principal payments (particularly prepayments) on the underlying pool of mortgage loans. If we decide to invest in these types of securities, we anticipate doing so primarily to take advantage of particularly attractive prepayment-related or structural opportunities in the Agency MBS markets. At September 30, 2015, based on the amortized cost balance of our interest earning assets, Agency IOs constituted less than 2% of our entire portfolio.

Residential Mortgage Credit

Non-Agency RMBS

Non-Agency RMBS are securities created through the securitization of residential mortgage loans, where such securities are neither issued nor guaranteed by a U.S. Government agency, such as Ginnie Mae, or by a GSE, such as Fannie Mae or Freddie Mac. The onset of the financial crisis in 2007 led to significant volatility in the prices for Non-Agency RMBS. The crisis resulted in a widespread contraction in capital available for this asset class, deteriorating housing fundamentals, and an increase in forced selling by institutional investors (often in response to rating agency downgrades). While the prices of these assets have recovered from their lows, we believe a meaningful gap still exists between current prices and the recovery value of many Non-Agency RMBS. Accordingly, we believe there are opportunities to acquire Non-Agency RMBS at attractive risk-adjusted yields, with the potential for meaningful upside if the U.S. economy and housing market continue to strengthen. We believe the value of existing Non-Agency RMBS may also rise if the number of buyers returns to pre-2007 levels. Furthermore, we believe that in many Non-Agency RMBS vehicles there is a meaningful discrepancy between the value of the Non-Agency RMBS and the recovery value of the underlying collateral. We intend to pursue opportunities to structure transactions that would enable us to realize this difference, particularly through the acquisition and execution of call rights. The Non-Agency RMBS we may acquire could be secured by fixed-rate mortgages, adjustable-rate mortgages or hybrid adjustable-rate mortgages. The mortgage loan collateral may be classified as “conforming” or “non-conforming,” depending on a variety of factors. At September 30, 2015, based on the amortized cost balance of our interest earning assets, 20% of our investment portfolio was Non-Agency RMBS, up from approximately 16% at December 31, 2014.

Securitized Residential Mortgage Loans

Our securitized loan portfolio is comprised of non-conforming, single family, owner occupied, jumbo, prime loans, and seasoned subprime loans that are not guaranteed as to repayment of principal or interest. These securitized loans are serviced and may be modified, in the event of a default, by a third-party servicer. We generally have the ability to approve certain loan modifications and determine the course of action to be taken as it relates to certain loans in default, including whether or not to proceed with foreclosure. At September 30, 2015, based on the amortized cost balance of our interest earning assets, approximately 36% of our investment portfolio was securitized residential mortgage loans, up from 32% at December 31, 2014.

Stock Listing

Our common stock is traded on the New York Stock Exchange under the symbol “CIM.”

Principal Executive Offices and Telephone Number

Our principal executive offices are located at 520 Madison Ave, 32nd Floor, New York, New York 10022. Our telephone number is (212) 626-2300.

Internet Address

Our internet address is www.chimerareit.com. Information contained on our internet website is not, and should not be interpreted to be, a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to finance the acquisition of non-Agency RMBS, Agency RMBS, residential mortgage loans, Agency and non-Agency CMBS, CDOs and other consumer or non-consumer ABS, and for other general corporate purposes such as repayment of outstanding indebtedness, working capital, and for liquidity needs. Pending any such uses, we may invest the net proceeds from the sale of any securities in interest-bearing short-term investments, including money market accounts that are consistent with our intention to qualify as a REIT, or we may use them to reduce short-term indebtedness.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

		Fiscal Years Ended December 31,
	Nine Months
	Ended September 30,	2014	2013	2012	2011	2010
	2015
Ratio of earnings to combined fixed charges and preferred stock dividends	1.59x	3.94x	3.93x	3.23x	1.91x	2.64x

The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings as adjusted by fixed charges and preferred stock dividends (where applicable). For this purpose, earnings consist of net income from continuing operations and fixed charges. We currently have no shares of preferred stock outstanding and, therefore, there are no amounts for preferred dividends included in the above calculation. Fixed charges consist of interest expense.

DESCRIPTION OF EQUITY SECURITIES

General

Our charter provides that we may issue up to 400,000,000 shares of stock, consisting of up to 300,000,000 shares of common stock having a par value of $0.01 per share and up to 100,000,000 shares of preferred stock having a par value of $0.01 per share. As of October 21, 2015, 189,014,216 shares of common stock and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, as amended, by-laws, as amended, and any articles supplementary to our charter, as amended, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and non-assessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

●	the title and stated value of the preferred stock;
●	the voting rights of the preferred stock, if applicable;
●	the preemptive rights of the preferred stock, if applicable;
●	the restrictions on alienability of the preferred stock, if applicable;
●	the number of shares offered, the liquidation preference per share and the offering price of the shares;
●	liability to further calls or assessment of the preferred stock, if applicable;
●	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;
●	the date from which dividends on the preferred stock will accumulate, if applicable;
●	the procedures for any auction and remarketing for the preferred stock;
●	the provision for a sinking fund, if any, for the preferred stock;
●	the provision for and any restriction on redemption, if applicable, of the preferred stock;
●	the provision for and any restriction on repurchase, if applicable, of the preferred stock;
●	any listing of the preferred stock on any securities exchange;
●	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;
●	the terms under which the rights of the preferred stock may be modified, if applicable;
●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;
●	a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;
●

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

●	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding, and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

●	the title of the warrants;
●	the designation, amount and terms of the securities for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the price or prices at which the warrants will be issued;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time; and
●	information with respect to book-entry procedures, if any.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be our unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral.

The debt securities will be issued under one or more indentures, each to be entered into by us and a trustee, which trustee shall be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

The following summary of selected provisions of the indenture is not complete, and the summary of selected terms of a particular series of debt securities in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to “Chimera,” “we,” “our company,” “us” and “our” and other similar references mean Chimera Investment Corporation, excluding its subsidiaries.

General

The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms, including, where applicable:

●	the title of the series of debt securities;
●	any limit on the aggregate principal amount of debt securities of the series;
●	the price or prices at which debt securities of the series will be issued;
●	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;
●	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;
●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;
●	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;
●	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;
●	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;
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the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

●	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;
●	the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

●	the terms of any sinking fund or analogous provision;
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if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

●	with respect to debt securities of the series, any addition of any covenant or Event of Default, or the modification or deletion of, any covenant or Event of Default;
●	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);
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whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

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if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

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the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

●	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;
●	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;
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the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form (“registered debt securities”) or $5,000, in the case of bearer debt securities;

●	the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;
●	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

●	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;
●	any listing of the debt securities on any securities exchange; and
●	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or at a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “— Merger, Consolidation and Transfer of Assets,” the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we, at our option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

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register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

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exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

●	issue, register the transfer of or exchange a debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-Entry Debt Securities

The securities depositary will be The Depository Trust Company, New York, NY, known as DTC, unless otherwise identified in the prospectus supplement relating to the securities. If DTC is the depositary for an issuance of securities, the issuance will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered security certificate will be issued for each issue of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of issue and an additional certificate will be issued with respect to any remaining amount of such issue.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that its direct participants deposit with DTC. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”).

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued. The deposit of global securities with DTC and their registration in the name of Cede & Co. or other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any issuance of securities is redeemable, we will send redemption notices to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for an issuance of securities will indicate whether such issue is redeemable.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

A beneficial owner must give any required notice of its election to have its securities repurchased, through the participant through which it holds its beneficial interest in the security, to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

Redemption proceeds, distributions, and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of such participant and not DTC, Chimera or any agent thereof, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of Chimera or its respective agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of Chimera, any trustee or agent, or the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to issuer or its agent. Under such circumstances, in the event that a successor depositary is not obtained, security certificates will be printed and delivered to DTC. In addition, an issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, security certificates are required to be printed and delivered.

If so stated in the relevant prospectus supplement, beneficial owners may elect to hold interests in the securities through either Clearstream Banking S.A., known as “Clearstream, Luxembourg,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system. The address of Euroclear is Euroclear Bank S.A./N.V., 1 Boulevard du Roi Albert II, B-1210 Brussels, and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

If DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC, Clearstream, Luxembourg, or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities, if any.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any person unless:

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either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

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immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing; and

●	the trustee shall have received the officers' certificate and opinion of counsel called for by the indenture.

In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

1.	default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

2.	default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);

3.	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

4.	default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

5.	default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any debt security of that series other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

6.	default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt, as defined below) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

7.	failure by us or any of our Subsidiaries to pay final judgments or decrees entered by a court or courts of competent jurisdiction aggregating in excess of $60 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

8.	specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or

9.	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interests of the holders to do so. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

The indenture provides that if an Event of Default (other than an Event of Default specified in clause (8) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (8) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (8) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (8) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities that might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate that states whether or not we are in default under the terms of the indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless

●	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

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the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

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such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities that might be incurred in compliance with such request;

●	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security that is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, the consent of the holder of each debt security affected will be required for any modification or amendment that, among other things:

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changes the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;

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reduces the principal of or any premium on any debt securities or reduce the rate of interest on any debt securities or reduce the price payable upon the redemption of any debt security, whether such redemption is mandatory or at our option, or upon the repurchase of any debt security at the option of the holder, or reduce any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;

●	reduces the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

●	adversely affects any right of repayment or repurchase of any debt securities at the option of any holder;

●	changes any place where or the currency in which debt securities are payable;

●

impairs the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt security that is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that debt security in accordance with its terms;

●	makes any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;

●

reduces the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences; or

●	reduces the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

●	to evidence the succession of another person to us and the assumption by that successor of our covenants contained in the indenture and in the debt securities;

●

to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us with respect to all or any series of debt securities issued under the indenture;

●	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

●

to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, conversion and exchange provisions applicable to debt securities that are convertible into or exchangeable for other securities or property, and to establish any provisions with respect to any security or other collateral for such debt securities, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

●	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

●

to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

●	to add any additional Events of Default with respect to all or any series of debt securities;

●

to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely affect the interest of any holder of a debt security of such series or any other debt security in any material respect;

●

to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities in accordance with the terms of the indenture;

●	to add to or change or eliminate any provision of the indenture as is necessary or desirable in accordance with any amendment to the Trust Indenture Act;
●

to make any change to the indenture, or any supplemental indenture, or any debt securities to conform the terms thereof to any provision of the description of a series of any debt securities in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or debt securities;

●

in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

●

to amend or supplement any provision contained in the indenture or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “— Merger, Consolidation and Transfer of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities that are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

●	either

(1)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

(2)	all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

●	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and
●	the trustee has received an officers' certificate and an opinion of counsel called for by the indenture.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

●	to defease and be discharged from all of our obligations with respect to that series of debt securities (“defeasance”), except for:

(1)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

(2)	the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

(3)	certain other limited obligations.

●

to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

The defeasance or covenant defeasance described above shall only be effective if, among other things:

●	it shall not result in a breach or violation of, or constitute a default under, the indenture;
●

in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

●

in the case of defeasance, we shall provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities;

●

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

●

if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

●

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

As used in the indenture, the following terms have the meanings specified below:

The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Non-recourse Debt” means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

‘Person” or “person” means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of ours that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission as in effect on the date of the indenture.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Regarding the Trustees

The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

To qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2007, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, beginning after December 31, 2007, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock.

Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock that are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel to determine or ensure our status as a REIT.

Any attempted transfer of our securities that, if effective, would result in a violation of the foregoing restrictions will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer. If, for any reason, the transfer to the trust is ineffective, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the securities. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee, however, by the amount of any dividends or distributions paid to the proposed transferee on the securities and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the securities will bear a legend referring to the restrictions described above or will state that we will furnish a full statement about certain transfer restrictions to a stockholder upon request and without charge.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in your best interests.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND
BYLAWS

We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information on Chimera.” For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer.”

Classification of Board of Directors, Vacancies and Removal of Directors

Our charter and by-laws, as amended, provide for a staggered Board of Directors consisting of up to 15 directors. Our charter provides that our directors shall be divided into three classes, with terms of three years each. The number of directors in each class and the expiration of each class term are as follows:

Class I	3 Directors	Expires 2017
Class II	2 Directors	Expires 2018
Class III	2 Directors	Expires 2016

At each annual meeting of our stockholders, successors of the class of directors whose term expires at that meeting will be elected for a three-year term and the directors in the other two classes will continue in office. A classified Board of Directors may delay, defer or prevent a change in control or other transaction that might involve a premium over the then prevailing market price for our common stock or other attributes that our stockholders may consider desirable. In addition, a classified Board of Directors could prevent stockholders who do not agree with the policies of our Board of Directors from replacing a majority of the Board of Directors for two years, except in the event of removal for cause.

Our by-laws, as amended, provide that any vacancy on our Board of Directors may be filled by a majority of the remaining directors. Any individual so elected director will hold office for the unexpired term of the director he or she is replacing. Our by-laws, as amended, provide that a director may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, but only by a vote taken at a stockholder meeting. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Indemnification

Our amended and restated charter obligates us to indemnify our directors and officers and to pay or reimburse expenses for them before the final disposition of a proceeding to the maximum extent permitted by Maryland law. The Corporations and Associations Article of the Annotated Code of Maryland (or the Maryland General Corporation Law) permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Limitation of Liability

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our amended and restated charter provides for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

Maryland Business Combination Act

The Maryland General Corporation Law establishes special requirements for “business combinations” between a Maryland corporation and “interested stockholders” unless exemptions are applicable. An interested stockholder is any person who beneficially owns 10% or more of the voting power of our then outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested stockholder unless the Board of Directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

–	80% of the votes entitled to be cast by holders of outstanding voting shares; and

–	two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

As permitted by the Maryland General Corporation Law, we have elected not to be governed by the Maryland business combination statute. We made this election by opting out of this statute in our charter, as amended. If, however, we amend our charter to opt back in to the statute, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Maryland Control Share Acquisition Act

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

–	one-tenth or more, but less than one-third, of all voting power;
–	one-third or more, but less than a majority, of all voting power; or
–	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our Board of Directors to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.

If voting rights are not approved at a meeting of stockholders, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

–	the last control share acquisition; or
–	the meeting where stockholders considered and did not approve voting rights of the control shares.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters’ rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Transfer Agent and Registrar

Mellon Investor Services LLC, 480 Washington Blvd., Jersey City, New Jersey 07310, is the transfer agent and registrar for our stock. Its telephone number is (800) 522-6645.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that (i) relate to our qualification as a REIT and (ii) apply to you as an Owner (as defined in the below) of shares of our common stock. K&L Gates LLP has acted as our tax counsel, has reviewed this section and is of the opinion that the discussion contained herein fairly summarizes the U.S. federal income tax consequences that relate to our qualification as a REIT and are likely to be material to an Owner of shares of our common stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular Owners of our common stock in light of their personal investment or tax circumstances, or to certain types of Owners that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “— Taxation of Owners — Taxation of Tax-Exempt Owners” below), regulated investment companies, partnerships and other pass-through entities (including entities classified as partnerships for U.S. federal income tax purposes), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Owners — Taxation of Foreign Owners” below) and other persons subject to special tax rules. This section assumes that Owners will hold our common stock as a capital asset.

This section does not address the U.S. federal income tax consequences of your investment in warrants or debt securities that we may issue. The applicable prospectus supplement will describe the tax consequences of your investment in such securities.

You should be aware that in this section, when we use the term:

●	“Code,” we mean the Internal Revenue Code of 1986, as amended;
●	“Disqualified organization,” we mean any organization described in section 860E(e)(5) of the Code, including:
i.	the United States;
ii.	any state or political subdivision of the United States;
iii.	any foreign government;
iv.	any international organization;
v.	any agency or instrumentality of any of the foregoing;
vi.	any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

vii.	any rural electrical or telephone cooperative;
●	“Domestic Owner,” we mean an Owner that is a U.S. Person;

●	“Foreign Owner,” we mean an Owner that is not a U.S. Person;
●	“IRS,” we mean the Internal Revenue Service;
●	“Owner,” we mean any person having a beneficial ownership interest in shares of our common stock;
●	“REMIC,” we mean real estate mortgage investment conduit as that term is defined in Section 860D of the Code;
●	“TMP,” we mean a taxable mortgage pool as that term is defined in section 7701(i)(2) of the Code;
●	“TRS,” we mean a taxable REIT subsidiary described under “— Requirements for Qualification — Subsidiary — Entities Taxable REIT Subsidiaries” below;
●

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury Regulations); (iv) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury Regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

The statements in this section and the opinion of K&L Gates LLP are based on current U.S. federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

U.S. Federal Income Tax Considerations Relating to Our Treatment as a REIT

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ending on December 31, 2007. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and the owners of REIT stock. These laws are highly technical and complex.

In the opinion of K&L Gates LLP, our counsel, we have qualified to be taxed as a REIT beginning with our taxable year ended on December 31, 2007, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. Investors should be aware that K&L Gates LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court.

In addition, K&L Gates LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. K&L Gates LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we currently distribute to our stockholders, but taxable income generated by our domestic TRSs, if any, will be subject to regular federal (and applicable state and local) corporate income tax. However, we will be subject to federal tax in the following circumstances:

●

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

●	We may be subject to the “alternative minimum tax.”
●	We will pay U.S. federal income tax at the highest corporate rate on:
●

net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

●	other non-qualifying income from foreclosure property.
●

We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

●

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

●	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by
●	a fraction intended to reflect our profitability.
●

If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate applicable to U.S. corporations (currently 35%) of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

●

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

●

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification.”

●

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amount we actually distributed and any retained amounts on which income tax has been paid at the corporate level.

●

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a Domestic Owner would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

●	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.
●

If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP or our ownership of a REMIC residual interest and (b) one or more Disqualified Organizations is the record owner of shares of our common stock during that year, then we will be subject to tax at the highest corporate U.S. federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests; we may, however, own 100% of the equity interests in one or more CDO offerings or one or more trusts formed in connection with our securitization transactions, but we intend to structure each CDO offering and each securitization transaction so that the issuing entity would not be classified as a TMP. See “—Taxable Mortgage Pools.”

●

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate U.S. federal income tax rate if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

●	the amount of gain that we recognize at the time of the sale or disposition, and
●

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner as they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.
2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.
3.	It would be taxable as a domestic corporation but for the REIT provisions of the U.S. federal income tax laws.
4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.
5.	At least 100 persons are beneficial owners of its shares or ownership certificates.
6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in section 544 of the Code, as modified by section 856(h) of the Code.
7.	It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.
8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe that our shares are held with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for U.S. federal income tax purposes. We intend to continue to comply with these requirements.

Subsidiary Entities

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITS (see “— Gross Income Tests” and “— Asset Tests”). A qualified REIT subsidiary is a corporation, other than a TRS, all of the common stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a CDO issuer or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into will be treated as qualified REIT subsidiaries.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes, including for purposes of the gross income and asset tests applicable to REITs. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (see “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.

If a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary (or another REIT) unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to U.S. federal corporate income tax (and applicable state and local taxes) on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or indirectly through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If a TRS that has for any taxable year both (i) a debt-to-equity ratio in excess of 1.5 to 1 and (ii) accrued interest expense in excess of accrued interest income, then the TRS may be denied an interest expense deduction for a portion of the interest expense accrued on indebtedness owed to the parent REIT (although the TRS can carry forward the amount disallowed to subsequent taxable years). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

●	rents from real property;
●	interest on debt secured by a mortgage on real property or on interests in real property;
●	dividends or other distributions on, and gain from the sale of, shares in other REITs;
●	gain from the sale of real estate assets;
●

any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and

●	income derived from certain temporary investments.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business), or any combination of these.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests, but we cannot assure you that we will be successful in this effort.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not held as inventory or dealer property.

Interest, including original issue discount and market discount on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test.

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, as discussed below, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Where a mortgage covers both real property and other property, an apportionment of interest income may be required for purposes of the 75% gross income test. If a mortgage loan is secured by both real property and personal property, and if the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the mortgage loan (we refer to such personal property as “permitted personal property”), and the sum of the fair market values of the real property and permitted personal property securing the mortgage loan at the time we commit to originate, acquire or, in some instances, modify the mortgage loan equals or exceeds the highest principal amount of the loan during the year, then all of the interest we accrue on the mortgage loan will qualify for purposes of the 75% gross income test. If, however, the sum of the fair market values of the real property and permitted personal property were less than the highest principal amount, then only a portion of the interest income we accrue on the mortgage loan would qualify for purposes of the 75% gross income test; such portion based on the percentage equivalent of a fraction, the numerator of which is the sum of the fair market value of the real property and permitted personal property securing the mortgage loan and the denominator of which is the principal amount of the mortgage loan.

MBS

We have acquired and expect to continue to acquire, through our subsidiaries, mortgage-backed securities (“MBS”), including Agency MBS, that will be treated either as interests in a grantor trust or as REMIC regular interests. We expect that all income from the MBS in which we invest will be qualifying income for purposes of the 95% gross income test. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Thus, to the extent those mortgage loans are secured by real property or interests in real property, the income from the grantor trust will be qualifying income for purposes of the 75% gross income test. Income that we accrue with respect to REMIC regular interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If, however, less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of such income will qualify for purposes of the 75% gross income test. We expect that substantially all of the income we have accrued and will accrue on our investments in MBS, and any gain from the disposition of MBS, will be qualifying income for purposes of both the 75% and the 95% gross income tests.

Foreign Currency Gains

Certain foreign currency gains recognized after July 30, 2008 are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and it also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Dividends

Our share of any dividends received from any corporation (including any TRS, but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property

We currently do not intend to acquire real property with the proceeds of offerings of these securities.

Failure to Satisfy Gross Income Tests

We have monitored and intend to continue monitoring the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our REIT qualification. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above, even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

In addition, the Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008 qualify under the 75% and 95% gross income tests or whether they are to be excluded from the measure of gross income for such purposes.

Cash/Income Differences — Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire MBS in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Payments on mortgage loans are ordinarily made monthly, and consequently, accrued market discounts generally will have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than the sum of our purchase price and the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS and to treat the accrued original issue discount as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.

In addition, if any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or if payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs, and, to a limited extent, certain debt issued by publicly offered REITS, and interests in mortgage loans secured by real property (including certain types of mortgage-backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, any equity interest we may hold in a partnership, and any security that is a real estate asset) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, any equity interest we may hold in a partnership, and any security that is a real estate asset). Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities in the Code. Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs. Fifth, no more than 25% of the value of our total assets may consist of nonqualified publicly offered REIT debt instruments. For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities.

Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.” Stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, and non-mortgage debt issued by a publicly traded REIT may also qualify as a real estate asset.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer that do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We intend to acquire and manage, through our subsidiaries, MBS that are either interests in grantor trusts or REMIC regular interests. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust, and we will be treated as owning an interest in real estate assets to the extent those mortgage loans held by the grantor trust represent real estate assets. In the case of REMIC regular interests, such regular interests will generally qualify as real estate assets. If, however, less than 95% of the REMIC’s assets are real estate assets, then only a proportionate part of the regular interest will be a real estate asset. We expect that substantially all of the MBS we acquire will be treated as real estate assets.

In addition, we have and expect to continue to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We believe that most of the assets that we hold and those we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

We have monitored and will continue to monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan-to-value ratios for such mortgage loans. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

If we fail to satisfy the asset tests at the end of a quarter, we will not lose our REIT qualification if:

●	we satisfied the asset tests at the end of the preceding calendar quarter; and

●

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above, we may still avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of the non-qualifying assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified the failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified the failure and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

(A)	the sum of

	(i)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

	(ii)	90% of the net income (after tax), if any, from foreclosure property (as described below), minus

(B)	the sum of certain items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely U.S. federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the Owners of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

For distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

We will pay U.S. federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate U.S. federal income tax and the 4% nondeductible excise tax.

We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that the REIT must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Owners, — Taxation of Taxable Domestic Owners.”

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, mortgage-backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Moreover, in certain instances, we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT, we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. We cannot be assured, however, that any such strategy would be successful if our cash flow were to become insufficient to make the required distributions. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, and nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate stockholders may be eligible for the dividends received deduction, and individual stockholders and other non-corporate stockholders may be eligible to be taxed at the reduced 20% rate currently applicable to qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75% gross income test. However, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income), which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or indirectly through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

We do not intend to structure or enter into securitization or financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated U.S. federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

If, notwithstanding our intent to avoid having the issuing entity in any of our securitization or financing transactions classified as a TMP, one or more of such transactions were so classified, then as long as we owned 100% of the equity interests in the TMP, all or a portion of the income that we recognize with respect to our investment in the TMP will be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for Treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year.

Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS, we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Owners who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to U.S. federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income and one or more Disqualified Organizations are record holders of shares of common stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our common stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our common stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for U.S. federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into, any securitization or financing transaction that is a TMP in which we own some, but less than all, of the equity interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT. We cannot assure you that we will be successful in this regard.

Taxation of Owners

Taxation of Taxable Domestic Owners

Distributions

As long as we qualify as a REIT, distributions we make to our taxable Domestic Owners out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Owners that are not corporations generally will not be eligible for the 20% reduced rate of tax currently in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate Owner will be eligible for the 20% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our common stock. However, corporate Owners may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Rather than distribute our net capital gains, we may elect to retain and pay the U.S. federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the U.S. federal income tax we pay and (iii) increase the basis in your common stock by the difference between your share of the capital gain and your share of the credit.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our common stock you own, but rather, will reduce your adjusted tax basis in your common stock. Assuming that the common stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the common stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the common stock has been held for one year or less). For individuals, trusts and estates, long-term capital gains are currently taxable at a maximum U.S. federal income tax rate of 20% and short-term capital gains are currently taxable at a maximum U.S. federal income tax rate of 39.6%. Gains for corporations, whether characterized as long-term or short-term, are currently taxable at a maximum U.S. federal income tax rate of 35%. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

If we declare a dividend in October, November or December of any year that is payable to stockholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “— Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “— Taxable Mortgage Pools.”

Dispositions of Our Stock

Any gain or loss you recognize upon the sale or other disposition of our common stock will generally be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if you held the common stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our common stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

If you recognize a loss upon a disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

Amounts that you are required to include in taxable income with respect to our common stock you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our common stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of common stock. Generally, income you recognize with respect to our common stock will be treated as investment income for purposes of the investment interest limitations.

Additional Medicare Tax

Individuals, estates or trusts whose income exceeds certain thresholds will be subject to an additional 3.8% Medicare tax on dividends and certain other investment income. Such other investment income will include capital gains from the sale or other disposition of our common stock.

Information Reporting and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

●	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or
●	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your U.S. federal income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see “— Taxation of Foreign Owners.”

Taxation of Tax-Exempt Owners

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that a tax-exempt Owner (i) has not held our common stock as “debt financed property” within the meaning of the Code and (ii) has not used our common stock in an unrelated trade or business, amounts that we distribute to tax-exempt Owners generally should not constitute UBTI. To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. However, a tax-exempt Owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “— Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income. However, if a portion of a dividend paid by us is attributable to excess inclusion income, as required by IRS guidance, we intend to notify our stockholders of such attribution.

Tax-exempt Owners that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the U.S. federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts individually holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock are designed to, among other things, prevent a tax-exempt entity from owning more than 10% of the value of our stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Owners

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our common stock applicable to a Foreign Owner.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Foreign Owners as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on current law and is for general information only. This discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to acquire and manage, through our subsidiaries, such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments, with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividend Distributions

The portion of dividends received by a Foreign Owner payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Owner will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Owner will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our common stock. In cases where the dividend income from a Foreign Owner’s investment in our common stock is (or is treated as) effectively connected with the Foreign Owner’s conduct of a U.S. trade or business, the Foreign Owner generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Owners are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a foreign owner that is a foreign corporation). If a Foreign Owner is the record holder of shares of our common stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Owner unless:

●	a lower income treaty rate applies and the Foreign Owner provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or
●	the Foreign Owner provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “— Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income. However, if a portion of a dividend paid by us is attributable to excess inclusion income, as required by IRS guidance, we intend to notify our stockholders of such attribution.

Non-Dividend Distributions

Distributions we make to a Foreign Owner that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Owner’s adjusted tax basis in our common stock at the time of the distribution and, as described below, the Foreign Owner would otherwise be taxable on any gain from a disposition of our common stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Owner may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Owner.

Capital Gain Dividends

Distributions that we make to Foreign Owners that are attributable to our disposition of U.S. real property interests (“USRPI,” which term does not include interests in mortgage loans and mortgage-backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the Foreign Owner is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury Regulations interpreting the FIRPTA provisions of the Code could be read to impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Owners, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Owner with respect to any class of our common stock so long as (i) such class of stock is regularly traded (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the Foreign Owner owns (actually or constructively) no more than 10% of such class of stock at any time during the one-year period ending with the date of the distribution. However, if FIRPTA were not to apply to a distribution to a Foreign Owner for the reason described in the preceding sentence, the distribution would be subject to the withholding rules applicable to ordinary dividend distributions.

Dispositions of Our Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a Foreign Owner generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our common stock will constitute a USRPI. Our common stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our common stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by foreign owners. We believe that we will be a domestically controlled REIT and that a sale of our stock should not be subject to taxation under FIRPTA. However, we do not intend to maintain records to determine whether we are a domestically controlled REIT for this purpose and no assurance can be given that we are or will remain a domestically controlled REIT.

Even if we do not constitute a domestically controlled REIT, a Foreign Owner’s sale of a class of our common stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) such class of stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling Foreign Owner has owned (actually or constructively) 10% or less of the outstanding shares of such class of stock at all times during a specified testing period.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the Foreign Owner would generally be subject to the same treatment as a Domestic Owner with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common stock could be required to withhold 10% (15% for dispositions occurring on or after February 16, 2016) of the purchase price and remit such amount to the IRS.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Owner in two cases. First, if the Foreign Owner’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Foreign Owner, the Foreign Owner will generally be subject to the same treatment as a Domestic Owner with respect to such gain. Second, if the Foreign Owner is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax

Our common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding

Under current Treasury Regulations, information reporting and backup withholding will not apply to payments on the common stock made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a Foreign Owner, provided that neither we nor our paying agent has actual knowledge or reason to know that you are a Domestic Owner. However, we or our paying agent may be required to report to the IRS and you payments of dividends on our common stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement. The gross proceeds from the disposition of your common stock may be subject to information reporting and backup withholding tax (currently at a maximum rate of 28%). If you sell your common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. information reporting and backup withholding requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your common stock through a non-U.S. office of a broker that:

●	is a U.S. person;
●	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;
●	is a “controlled foreign corporation” for U.S. federal income tax purposes; or
●	is a foreign partnership, if at any time during its tax year:
-	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or
-	the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a Foreign Owner and certain other conditions are met or you otherwise establish an exemption. If you receive payment of the proceeds of a sale of your common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN certifying that you are a Foreign Owner or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a Foreign Owner or the conditions of any other exemption are not, in fact, satisfied.

You are encouraged to consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Other Tax Consequences

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in our common stock may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our common stock.

Foreign Account Tax Compliance Act

U.S. tax legislation enacted in 2010, the Foreign Account Tax Compliance Act, or FATCA, and subsequent IRS guidance regarding the implementation of FATCA, provides that 30% U.S. federal withholding tax will be imposed on distributions to, and, after December 31, 2018, the gross proceeds from a sale of shares to, a foreign entity if such entity fails to satisfy certain due diligence, disclosure and reporting rules. In the event of noncompliance with the FATCA requirements, as set forth in Treasury Regulations, withholding at a rate of 30% on distributions in respect of our stock and gross proceeds from the sale of our stock held by or through such foreign entities would be imposed. Non-U.S. Persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement (if and when entered into) between the United States and the non-U.S. Person’s home jurisdiction. Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, the net proceeds we will receive from such sale and any discounts or concessions allowed or re-allowed or paid to dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares, which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the New York Stock Exchange under the symbol “CIM.” All other securities offered hereby will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

EXPERTS

The consolidated financial statements of Chimera Investment Corporation appearing in Chimera Investment Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Chimera Investment Corporation’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by K&L Gates LLP. The opinion of counsel described under the heading “Material U.S. Federal Income Tax Considerations” is being rendered by K&L Gates LLP. This opinion is subject to various assumptions and is based on current tax law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov. Finally, we also maintain an Internet site where you can find additional information. The address of our Internet site is http://www.chimerareit.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials. Accordingly, no information in our or any of these other internet addresses is included herein or incorporated or deemed to be incorporated by reference herein.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed the documents listed below with the SEC (File No. 1-33796) under the Securities Exchange Act of 1934, as amended (Exchange Act), and these documents are incorporated herein by reference:

–	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 2, 2015;

–	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed on May 11, 2015;

–	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed on August 7, 2015;

–	Our Quarterly Report on Form 10-Q for the quarterly period ended September, 2015, filed on November 5, 2015;

–	Our Current Reports on Form 8-K, filed on April 6, 2015, May 21, 2015; August 5, 2015, September 25, 2015, October 23, 2015, December 11, 2015, and January 21, 2016; and

–	The description of our common stock, par value $0.01 per share, included in our Registration Statement on Form 8-A, filed on November 5, 2007.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and before the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents, which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Chimera Investment Corporation, 520 Madison Ave., 32nd Floor, New York, New York 10022, telephone number (212) 626-2300.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are estimated as follows:

Registration fee	*
Legal fees and expenses (including Blue Sky fees)	**
Accounting fees and expenses	**
Printing	**
Miscellaneous	**
Total	**

*	Deferred pursuant to Rules 456(b) and 457(r).

**	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (or Maryland General Corporation Law) provides that a Maryland corporation may indemnify any director or officer of a corporation who is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the person actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director or officer has met the applicable standard of conduct. On the other hand, unless limited by the corporation’s charter, the director or officer must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors and officers.

Our articles of incorporation, as amended, provide that our directors and officers will, and our employees and agents in the discretion of our Board of Directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty or committed in bad faith and was material to the cause of action adjudicated in the proceeding. Our articles of incorporation, as amended, contain a provision providing for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law.

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings resulting from such director or officer being or having been a director or officer, and certain liabilities which might be imposed as a result of these actions, suits or proceedings.

Item 16. Exhibits.

Exhibit	Exhibit Description
Number
1.1*	Form of Underwriting Agreement
4.1	Specimen Common Stock Certificate of Chimera Investment Corporation (filed as Exhibit 4.1 to the Company's Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference).
4.2*	Specimen Preferred Stock Certificate
4.3	Form of Indenture
4.4*	Form of Debt Security
4.5*	Form of Warrant
4.6*	Form of Warrant Agreement
5.1	Opinion of K&L Gates LLP (including consent of such firm).
8.1	Tax Opinion of K&L Gates LLP (including consent of such firm).
12.1	Statements re: Computation of Ratios.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).
23.3	Consent of K&L Gates LLP (included in Exhibit 8.1).
24.1	Power of Attorney (included on the signature page of the Registration Statement).
25.1**	Statement of Eligibility of Trustee on Form T-1

*	To be filed, as applicable, by amendment or incorporated by reference in connection with the offerings of the securities.

**	To be filed, as applicable, on electronic form type “305B2” in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

	(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

	(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of such act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 29, 2016.

CHIMERA INVESTMENT CORPORATION

By:	/s/ Matthew Lambiase
Matthew Lambiase
President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Matthew Lambiase and Robert Colligan, and each of them, as attorney-in-fact and agents, each with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Matthew Lambiase	Chief Executive Officer,	January 29, 2016
Matthew Lambiase	President and Director
(Principal Executive Officer)

/s/ Robert Colligan	Chief Financial Officer	January 29, 2016
Robert Colligan	(Principal Financial and
Accounting Officer)

/s/ Mark Abrams	Director	January 29, 2016
Mark Abrams

/s/ Paul A. Kennan	Director	January 29, 2016
Paul A. Kennan

/s/ Paul Donlin	Director	January 29, 2016
Paul Donlin

/s/ Gerard Creagh	Director	January 29, 2016
Gerard Creagh

/s/ Dennis Mahoney	Director	January 29, 2016
Dennis Mahoney

/s/ John P. Reilly	Director	January 29, 2016
John P. Reilly

EXHIBIT INDEX

Exhibit	Exhibit Description
Number
1.1*	Form of Underwriting Agreement
4.1	Specimen Common Stock Certificate of Chimera Investment Corporation (filed as Exhibit 4.1 to the Company's Registration Statement on Amendment No. 1 to Form S-11 (File No. 333-145525) filed on September 27, 2007 and incorporated herein by reference).
4.2*	Specimen Preferred Stock Certificate
4.3	Form of Indenture
4.4*	Form of Debt Security
4.5*	Form of Warrant
4.6*	Form of Warrant Agreement
5.1	Opinion of K&L Gates LLP (including consent of such firm).
8.1	Tax Opinion of K&L Gates LLP (including consent of such firm).
12.1	Statements re: Computation of Ratios.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).
23.3	Consent of K&L Gates LLP (included in Exhibit 8.1).
24.1	Power of Attorney (included on the signature page of the Registration Statement).
25.1**	Statement of Eligibility of Trustee on Form T-1

*	To be filed, as applicable, by amendment or incorporated by reference in connection with the offerings of the securities.
**	To be filed, as applicable, on electronic form type “305B2” in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.